
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Multi Market Portfolio L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      10,617,765
<SECURITIES>                                         0
<RECEIVABLES>                                   48,456<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              10,854,599<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,854,599<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               650,632<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               585,708
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 64,924
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             64,924
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    64,924
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $35,138 and due from DWR of
$13,318.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $191,378.
<F3>Liabilities include rdemptions payable of $172,857 and accrued management fees of $27,131, accrued brokerage commissions of $34,607 and accrued transaction fees and costs of $2,149.
<F4>Total revenue includes realized trading revenue of $441,187, net change in unrealized of $(29,630) and interest income of $239,075.

